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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan, the 1998 Stock Option Plan, and the 1998 Directors' Stock Option Plan of Cohesion Technologies, Inc. of our report dated July 24, 2001 (except for note 15, as to which the date is August 13, 2001), with respect to the consolidated financial statements of Cohesion Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001.

                                          /s/ Ernst & Young LLP


Palo Alto, California
September 21, 2001

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